Exhibit 10.35

THIS DEED OF VARIATION TO THE LOAN AGREEMENT DATED 9TH NOVEMBER 2005 is made on  18th June 2007.

BETWEEN:

OOO ZAURALNEFTEGAZ, a limited liability company incorporated under the laws of the Russian Federation under the main state registration number (ORGN) 1024500513950, located at 27 Lenin Street, Kurgan, 640000, Kurgan Oblast, Russian Federation (“ZNG”); and

CASPIAN FINANCE LIMITED, a company incorporated in England and Wales under company number 05530897 and whose registered office is at Millennium Bridge House, 2 Lambeth Hill, London EC4V 2AJ United Kingdom (the “Lender”).

WHEREAS:

A.
ZNG and the Lender entered into a loan agreement on 9th November 2005 (“Loan Agreement”), whereby, inter alia, the Lender agreed to make available to ZNG a new loan facility of US$6,874,325 (the “Initial Facility”).

B.
ZNG and the Lender further entered into a Deed of Variation of the Loan Agreement dated 16 January 2007 (“Jan Agreement”) whereby, inter alia, the Lender agreed to make available to ZNG an additional loan facility of US$2,000,000 (“Jan Facility”)

C.
ZNG and the Lender further entered into an additional Deed of Variation of the Loan Agreement dated 23rd April 2007 (“Apr Agreement”) whereby, inter alia, the Lender agreed to make available to ZNG an additional loan facility of US$300,000 (“Apr Facility”) (together the Loan Agreement, the Jan Agreement, the Apr Agreement and this Deed are referred to as the “ZNG Loan Agreements”).

D.	ZNG has drawn down in full each of the Initial Facility and the Jan Facility. The Apr Facility has at the date hereof been drawn down in the amount of US$156,276.41.

E.	The Lender is willing to make available to ZNG a further additional loan amount of US$7,359,190 (the “Additional Loan”) upon and subject to the terms of this Deed and the Loan Agreement.

IT IS THEREFORE AGREED AS FOLLOWS:

1.	Terms and Definitions

1.1	Terms and Definitions used in this Deed shall have the same meaning as given in the Loan Agreement unless otherwise defined herein or the context otherwise requires.

1.2
Save as expressly varied or amended by or otherwise stated in this Deed, the terms and conditions of the Loan Agreement shall remain in full force and legal effect and shall apply to this Deed and the Additional Loan mutatis mutandis.

2.	Loan and Purpose

The Lender hereby agrees to lend to ZNG, upon and subject to the terms of this Deed and the Loan Agreement, a further loan amount of US$7,359,190 (“Additional Loan Sum”). The terms relating to the Commitment in the Loan Agreement shall, where relevant, refer to the Additional Loan Sum for the purpose of this Deed.

3.	Drawdown

The Drawdown Notice to be used for the Additional Loan must be in the form set out in Schedule 1 to this Deed or in such other form as may be acceptable to Lender and shall relate to only to the party and the purpose set out in the agreed work programme and budget for ZNG attached as Schedule 2 to this deed.  The Drawdown Notice shall specify the Drawdown Date and the amount of the Advance.

4.	Variation

4.1	The Lender and ZNG hereby agree to delete clause 6.2 of the Loan Agreement as follows and replace the same as follows for all purposes with effect from the date of the Loan Agreement:

“6.2 Interest will be calculated and accrue on a compound daily basis: (calculated on a year of 365 days and number of days elapsed) and added daily to the outstanding total loan amounts outstanding by ZNG under all or any of the ZNG Loan Agreements from  time to time .

Interest is payable with effect as follows:

a)	the earlier of (i) the date on which ZNG’s monthly turnover as shown by its monthly management accounts exceeds US$200,000 and (ii) the fifth anniversary of this Deed; and

b)
thereafter, on a monthly basis on the final day of each calendar month using all available turnover provided that if the interest due in any amount thereafter exceeds the monthly turnover of ZNG then all of the turnover save for the direct budgeted operating expenses of ZNG and management fees agreed to be paid to SEG under the Joint Venture Agreement shall be allocated prior to the payment of the said interest and any interest not able to be paid under this clause 4.1(b) shall accrue and be payable as soon as the level of turnover (less the said SEG fees) permits.”

4.2
Clause 4.5, 8.1and 8.3 of the Loan Agreement shall not apply to the Additional Loan Sum. The work programme and budget attached at schedule 2 hereto shall replace the Work Programme and Budget in respect of the Additional Loan.

5.	Warranties

ZNG hereby repeats all of the representations and warranties in clause 12 of the Loan Agreement with effect from the date hereof and further represents to the Lender that no Event of Default has occurred.

.

6.	Notices

Any notice to be given pursuant to the terms of this Deed shall be given in writing to the party due to receive such notice at the address stated below or such other address as may have been notified to the other parties in accordance with this clause.  Notice shall be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission to the numbers and parties detailed below and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (six days if sent by air mail) and in the case of facsimile transmission on completion of the transmission provided that the sender shall have received printed confirmation of transmission.

ZNG: c/o Zauralneftegaz Limited 18b Charles Street London W1J 5DU United Kingdom With a copy to: Siberian Energy Group Inc. 275 Madison Avenue 6th floor New York, NY 10016 USA	Attn.: Company Secretary Attn: David Zaikin	Fax: +44 20 7667 6471 Fax: +1 (905) 771-9198
The Lender: Caspian Finance Limited c/o Salans Millennium Bridge House 2 Lambeth Hill London EC4V 2AJ United Kingdom	Attn : Laura Raynor	Fax: +44 20 7429 6001

7.	Law and Disputes

This Agreement shall be governed by and construed in accordance with the laws of England.  Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the legal relationships established by this Agreement, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause.  All arbitration proceedings shall be conducted in English before a single arbitrator in London. Judgment on any resulting award may be entered in any court having jurisdiction over the affected party, and may be executed against the assets of the affected party in any jurisdiction.

The arbitrator shall have jurisdiction to award, and shall award, the prevailing party its reasonable attorneys fees, costs and expenses.

8.	Language

This Deed may be executed in English and in Russian.  In case of any conflict between the English and Russian versions, the terms of the English version shall prevail.

IN WITNESS WHEREOF, the parties have executed this Deed as of the date first above written.

Executed as a Deed by OOO ZAURALNEFTEGAZ:	/S/ Oleg Zhuravlev Authorised signatory [General Director] Oleg Zhuravlev Name

Executed as a Deed by CASPIAN FINANCE LIMITED acting by two Directors/ a Director and the Secretary:	/S/ Simon Escott Director Simon Escott Name /S/ Robert Wilde Director/Secretary Robert Wilde Name

 SCHEDULE 1

Form of Request for an Advance

To:	Caspian Finance Limited (“Lender”)

From:	OOO Zauralneftegaz. (“ZNG”)

Date                   2007

Request for an Advance

We refer to the loan agreement dated 9th November 2005 (as varied by the Deed of Variation of Loan Agreement dated   June 2007) between ZNG and the Lender (the “Loan Agreement).  Terms defined in the Loan Agreement have the same meaning in this letter and references to clauses in this letter are references to clauses of the Loan Agreement.

We wish to borrow an Advance subject to the terms and conditions of the Agreement as follows:

(a)           Amount:                      [                                ]

(b)           Purpose:                      [Specify purpose]

(c)           Drawdown Date:

(d)           Payment instructions: [To bank as detailed in clause 3.2 ]

We confirm that the conditions set out in clause 3 will be satisfied on the Drawdown Date for the proposed Advance.

Yours faithfully

By:

Authorised Signatory
for and on behalf of
OOO Zauralneftegaz

SCHEDULE 2

Work Programme and Business Plan